Exhibit 99.1
FOR IMMEDIATE RELEASE
Jones Apparel Group, Inc.
Investor Contact:
John T. McClain, Chief Financial Officer
Jones Apparel Group
(212) 642-3860
Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
JONES APPAREL GROUP, INC. ANNOUNCES AGREEMENT TO ACQUIRE
STUART WEITZMAN HOLDINGS, LLC, LEADING FASHION FOOTWEAR BRAND
Enhances Footwear Offerings and Strengthens Position in Upscale Channel
NEW YORK— May 6, 2010 — Jones Apparel Group, Inc. (“Jones”) (NYSE: JNY) today announced that it has entered into an agreement to acquire Stuart Weitzman Holdings, LLC (“Stuart Weitzman, LLC”), a privately-held leading designer and manufacturer of women’s salon footwear and accessories. Stuart Weitzman, LLC markets its products in fine specialty and department stores worldwide and in its own chain of retail stores in the U.S. and abroad. Stuart Weitzman, LLC realized net revenues of approximately $193 million for the year ended January 2, 2010.
Under the terms of the agreement, Jones will make initial cash payments of approximately $180 million to selling shareholders, including Irving Place Capital, for a 55% interest in Stuart Weitzman, LLC. Stuart Weitzman will be the principal owner of the remaining 45% interest. The selling shareholders will receive cash payments for their remaining interest at the end of 2012, based upon the value of Stuart Weitzman, LLC at that time in accordance with a contractually pre-determined formula.
Over the last five years, Stuart Weitzman, LLC has experienced significant growth, including adding 20 full-priced stores and opening its first five outlet stores domestically. During the same time period outside the U.S., Stuart Weitzman, LLC opened its first seven stores, including flagship stores in Rome and Milan, while further expanding its global footprint with the opening of 19 incremental licensed stores. Stuart Weitzman will continue as Executive Chairman of Stuart Weitzman, LLC and together with Wayne Kulkin, President of Stuart Weitzman, LLC, and their management team, remains fully committed to the growth of the business.
Jones will finance the transaction with cash on hand or other alternative financing. The acquisition is expected to be accretive to earnings per share, exclusive of any required purchase accounting adjustments, and is anticipated to close within 30 business days, subject to customary closing conditions, including expiration of the Hart-Scott-Rodino Antitrust waiting period.
Wesley Card, Chief Executive Officer, Jones Apparel Group, said, “The Stuart Weitzman business represents an excellent addition to our existing portfolio of branded footwear and accessories and is an ideal complement to our designer and contemporary businesses.”
Mr. Card added: “With a world renowned business and notable brand recognition, Stuart Weitzman’s shoes and handbags reach a loyal customer base that spans across generations. Our goal of providing strong brands and quality products to a wide range of consumers is furthered by having Stuart Weitzman,

LLC join our company. Together, with our expertise in execution and sourcing, Stuart Weitzman, LLC will continue to expand its reach as a leader in the upscale footwear market. We welcome Stuart, Wayne and their entire team to Jones.”
Stuart Weitzman said: “Irving Place Capital has been a great partner, helping us to build Stuart Weitzman into a successful, compelling, global brand. Together, we determined that the time was right to take the company to the next level by teaming up with Jones. Jones has the resources to scale the business to maximize future growth and a rich history of understanding and supporting the entrepreneurial nature of its various businesses. I am extremely confident that, because of its appreciation of our brand vision, we have found a strategic partner to help us maximize our growth opportunities. We look forward to collaborating with Jones and leveraging its strong infrastructure to help us improve our service and expand our product mix to an even broader consumer base worldwide.”
“Our relationship with Stuart Weitzman has been a successful and fulfilling partnership,” said Rick Perkal, Senior Managing Director, Irving Place Capital. “Stuart Weitzman, LLC is well positioned for continued success and growth as part of Jones.”
The financial adviser to Jones was Goldman, Sachs & Co. The financial adviser to Stuart Weitzman, LLC was Financo, Inc.
About Stuart Weitzman Holdings, LLC
For over 30 years, Stuart Weitzman has been designing shoes for the modern, sophisticated woman. Today, Stuart Weitzman Holdings, LLC is a leading designer, manufacturer, wholesaler and retailer of premium women’s shoes and handbags in approximately 60 countries. Made famous by his trademark use of unique materials and keen attention to detail, Stuart Weitzman currently owns and operates 38 retail stores in the U.S., 7 stores internationally and provides exclusive licenses to 29 retailers to operate the Stuart Weitzman stores outside of the United States.
About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (“the Company”) (www.jonesapparel.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores and through its e-commerce web sites. The Company’s nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Robert Rodriguez, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, women’s footwear under the Dockers® and Dockers® Women brands and infants’, toddlers’ and boys’ footwear (excluding girls’ footwear) under the Dockers® and Dockers® Premium brands, licensed from Levi Strauss & Co., apparel and accessories under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC, and Jessica Simpson jeanswear licensed from VCJS LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Anne Klein New York, Nine West, Gloria Vanderbilt, l.e.i. and Evan-Picone, with select manufacturers of women’s and men’s products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.
About Irving Place Capital
Irving Place Capital invests private equity capital in compelling buyouts, recapitalizations and growth capital opportunities alongside superior management teams. Irving Place Capital focuses on making control or entrepreneur-driven investments. Since its formation in 1997, Irving Place Capital has been an investor in 68 portfolio companies, and manages over $4 billion of equity capital, including its current $2.7 billion institutional fund. More information about Irving Place Capital is available at www.irvingplacecapital.com.
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company’s expected financial position, business and financing plans are forward-looking statements. The words “believes,” “expects,” “plans,” “intends,” “anticipates” and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including:
•	those associated with the effect of national, regional and international economic conditions;

•	lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

•	the tightening of the credit markets and the Company’s ability to obtain capital on satisfactory terms;

•	given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;

•	the performance of the Company’s products within the prevailing retail environment;

•	customer acceptance of both new designs and newly-introduced product lines;

•	the Company’s reliance on a few department store groups for large portions of the Company’s business;

•	the Company’s ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

•	the integration of the organizations and operations of any acquired businesses into the Company’s existing organization and operations;

•	consolidation of the Company’s retail customers;

•	financial difficulties encountered by the Company’s customers;

•	the effects of vigorous competition in the markets in which the Company operates;

•	the Company’s ability to attract and retain qualified executives and other key personnel;

•	the Company’s reliance on independent foreign manufacturers;

•	changes in the costs of raw materials, labor, advertising and transportation;

•	the general inability to obtain higher wholesale prices for the Company’s products that the Company has experienced for many years;

•	the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;

•	the Company’s ability to successfully implement new operational and financial computer systems; and

•	the Company’s ability to secure and protect trademarks and other intellectual property rights.
A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company’s expectations can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company’s other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.